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                                                                    EXHIBIT 99.1


                   COMMUNITY BANCSHARES RAISES $20 MILLION IN
                        PRIVATE PLACEMENT OF COMMON STOCK

         BLOUNTSVILLE, ALABAMA, FEBRUARY 20, 2004 - Community Bancshares, Inc. (the "Company") today announced that it had completed a private placement of 3,738,324 shares of its common stock at a price of $5.35 per share. As a result, the Company has a total of approximately 8,355,472 shares of common stock outstanding.

         In addition, the Company granted investors who initially purchased shares in the offering prior to December 31, 2003, aggregating approximately $11.7 million, an option to exchange by December 31, 2008, in whole but not in part, the shares of the Company's common stock purchased in the offering for shares of the Company's Series 2003 noncumulative preferred stock. The preferred stock has a liquidation preference equal to the aggregate purchase price of the shares of common stock initially purchased in this offering.

         The Company intends to use the net proceeds of approximately $18.3 million to repay and refinance certain Company indebtedness, to provide liquidity and pay Company operating expenses, to maintain the organization's capital adequacy, to dispose of and resolve certain non-performing/troubled credits and litigation, to rationalize the existing bank branch network, and to provide working capital for other general corporate purposes.

         "We are extremely pleased with the confidence these investors have expressed in our company. We believe that this capital infusion will help us address many of the challenges that have troubled our institution. Furthermore, this offering strengthens us financially, allows us to refocus our efforts on serving our loyal customers, and facilitates pursuit of our growth opportunities," said Patrick M. Frawley, the Company's Chairman, Chief Executive Officer and President.

            These securities were offered and sold in transactions pursuant to exemptions from registration under the Securities Act of 1933. None of the shares of common stock, the exchange options, or, if issued, the shares of Series 2003 preferred stock, will be registered with the Securities and Exchange Commission or any state securities commission, and, as a result, will be subject to restrictions on transferability.

About Community Bancshares, Inc.

            Community Bank, the principal subsidiary of Community Bancshares, Inc., headquartered in Blountsville, Alabama, had total assets at December 31, 2003 of approximately $558 million and operates 20 banking offices in Alabama, providing a full line of financial services to individual and corporate customers. In addition, the Bank operates a consumer finance company with 12 offices in North Alabama and an insurance agency based in Huntsville.

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Safe Harbor Statement

         Certain of the statements in this press release are "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on information presently available to management and are subject to various risks and uncertainties, including, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003 under the caption "Special Cautionary Notice Regarding Forward Looking Statements" and otherwise in the Company's reports and filings with the Securities and Exchange Commission. We do not undertake, and we expressly disclaim, any obligation to update our forward-looking statements.

         Community Bank - "MAKING A DIFFERENCE, ONE CUSTOMER AT A TIME."

Contact: William H. Caughran, Jr.
Title: General Counsel
Telephone: (205) 429-1000